As filed with the Securities and Exchange Commission on February 13, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NXSTAGE MEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3454702 (I.R.S. Employer Identification No.)

439 South Union Street Lawrence, Massachusetts (Address of Principal Executive Offices)	01843 (Zip Code)
2005 Stock Incentive Plan
2005 Employee Stock Purchase Plan
(Full Title of the Plan)
Jeffrey H. Burbank
President and Chief Executive Officer
439 South Union Street
Lawrence, Massachusetts 01843
(Name and Address of Agent For Service)
(978) 687-4700
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $.001 par value per share	3,850,000 (2)	$12.69 (3)	$48,856,500 (3)	$1,921.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional (i) 3,800,000 shares issuable under the 2005 Stock Incentive Plan and (ii) 50,000 shares issuable under the 2005 Employee Stock Purchase Plan, each as previously approved by the stockholders of NxStage Medical, Inc. in October and May 2007, respectively.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 7, 2008.

STATEMENT OF INCORPORATION BY REFERENCE
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of Ernst & Young LLP
EX-23.3 - Consent of Grant Thornton LLP
EX-23.4 - Consent of Deliotte & Touche SpA
EX-23.5 - Consent of Kim Quezaday y Asociados, S.C.

STATEMENT OF INCORPORATION BY REFERENCE
     Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-130241, relating to the Registrant’s 1999 Stock Option and Grant Plan, 2005 Stock Incentive Plan and 2005 Employee Stock Purchase Plan and the registration statement on Form S-8, File No. 333-141804, relating to the Registrant’s 2005 Stock Incentive Plan.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrence, Massachusetts on this 12 day of February, 2008.

NXSTAGE MEDICAL, INC.
By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President, Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of NxStage Medical, Inc., hereby severally constitute and appoint Jeffrey H. Burbank and Winifred L. Swan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NxStage Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey H. Burbank Jeffrey H. Burbank	President, Chief Executive Officer and Director (Principal executive officer)	January 7, 2008
/s/ Robert S. Brown Robert S. Brown	Chief Financial Officer (Principal accounting and financial officer)	January 7, 2008
Philippe Chambon, M.D., Ph.D.	Director	February 13, 2008
/s/ Daniel A. Giannini Daniel A. Giannini	Director	December 22, 2007
Reid S. Perper	Director	February 13, 2008
/s/ Peter P. Phildius Peter P. Phildius	Director	January 4, 2008

/s/ Craig W. Moore Craig W. Moore	Director	December 23, 2007
/s/ David S. Utterberg David S. Utterberg	Director	January 11, 2008

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Grant Thornton LLP

23.4	Consent of Deloitte & Touche S.p.A.

23.5	Consent of Kim Quezada y Asociados, S.C.

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-126711), and incorporated herein by reference.